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                                                                     EXHIBIT 5.1


              [Letterhead of Vorys, Sater, Seymour and Pease LLP]


                               September 25, 2001


Second Bancorp Incorporated
108 Main Avenue, S.W.
Warren, OH  44481
         and
Second Bancorp Capital Trust I
108 Main Avenue, S.W.
Warren, OH  44481

              Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel for Second Bancorp Incorporated, an Ohio corporation (the "Company"), and Second Bancorp Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), in connection with the Registration Statement on Form S-3 (the "Rule 462(b) Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on or about September 25, 2001 pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering (i) additional Cumulative Trust Preferred Securities to be issued by the Trust representing preferred undivided beneficial interests in the Trust (the "Preferred Securities"), (ii) additional Subordinated Debentures of the Company due 2031 (the "Subordinated Debentures") to be issued by the Company to the Trust pursuant to an Indenture to be entered into by the Company and Wilmington Trust Company, as Indenture Trustee (the "Indenture"), and (iii) the Company's guarantee, which guarantees the payment of distributions and payments on liquidation or redemption of the additional Preferred Securities, to be issued by the Company, pursuant to a Preferred Securities Guarantee Agreement to be entered into by the Company and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee"), for the benefit of the

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Second Bancorp Incorporated
         and
Second Bancorp Capital Trust I
September 25, 2001
Page 2



holders of the additional Preferred Securities in consideration of their purchase of the additional Preferred Securities.

      In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

      (a) the Certificate of Trust of the Trust, as filed with the Office of the Secretary of State of the State of Delaware on August 29, 2001;

      (b) the Trust Agreement of the Trust, dated as of August 29, 2001, among the Company and the trustees named therein;

      (c) the form of Amended and Restated Trust Agreement of the Trust to be entered into among the Company, Wilmington Trust Company, as Property Trustee and Delaware Trustee, the Administrative Trustees of the Trust named therein and the holders, from time to time, of the Preferred Securities, incorporated by reference in the Rule 462(b) Registration Statement (the "Amended and Restated Trust Agreement");

      (d) the form of Preferred Securities Certificate of the Trust (the "Preferred Securities Certificate"), included as an exhibit to the Amended and Restated Trust Agreement and incorporated by reference in the Rule 462(b) Registration Statement;

      (e) the form of Guarantee, incorporated by reference in the Rule 462(b) Registration Statement;

      (f) the form of Indenture, incorporated by reference in the Rule 462(b) Registration Statement; and

      (g) the form of Subordinated Debentures, included as an exhibit to the Indenture and incorporated by reference in the Rule 462(b) Registration Statement.

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Second Bancorp Incorporated
         and
Second Bancorp Capital Trust I
September 25, 2001
Page 3



      We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for purposes of rendering the opinions set forth below.

      In our examinations and in rendering the opinions set forth below, we have assumed, without independent investigation or examination, (1) the legal capacity of all natural persons, (2) the genuiness of all signatures, (3) the authenticity and completeness of all documents submitted to us as originals, (4) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents, and (5) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company. In making our examination of documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and due execution and delivery by such parties of such documents and that such documents are valid and binding agreements of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement, the Preferred Securities Certificate, the Guarantee, the Indenture and the Subordinated Debentures will be executed and authenticated, as appropriate, in substantially the form reviewed by us. As to the facts material to our opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company and the Trust.

      Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, as of the date hereof, we are of the opinion that:

      1. The additional Subordinated Debentures have been duly authorized by all requisite corporate action of the Company for issuance by the Company. After the Rule 462(b) Registration Statement, as

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Second Bancorp Incorporated
         and
Second Bancorp Capital Trust I
September 25, 2001
Page 4



the same may be amended, has become effective under the Act and the Indenture has been duly executed and delivered, the additional Subordinated Debentures, when duly executed, authenticated and delivered in the manner provided for in the Indenture and paid for as contemplated by the Indenture and described in the Rule 462(b) Registration Statement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, subject to the limitations, if any, of Title 11 U.S.C., as amended, and of applicable insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by principles of equity and public policy.

      2. The Guarantee has been duly authorized by all requisite corporate action of the Company for issuance by the Company. After the Rule 462(b) Registration Statement, as the same may be amended, has become effective under the Act and upon the issuance of the additional Preferred Securities in the manner and upon the terms described in the Rule 462(b) Registration Statement and provided for in the Amended and Restated Trust Agreement, the Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the limitations, if any, of Title 11 U.S.C., as amended, and of applicable insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by principles of equity and public policy.

      We understand that you have received an opinion regarding the additional Preferred Securities from Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Trust. We are expressing no opinion with respect to the matters contained in such opinion.

      We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdictions other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and the United States of America.

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Second Bancorp Incorporated
         and
Second Bancorp Capital Trust I
September 25, 2001
Page 5


      This opinion is furnished to you for use in connection with the filing of the Rule 462(b) Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus which is incorporated by reference into the Rule 462(b) Registration Statement and to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                     Very truly yours,

                                     /s/ Vorys, Sater, Seymour and Pease LLP

                                     Vorys, Sater, Seymour and Pease LLP